SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 14, 1999
                                                           ------------

               PaineWebber Equity Partners One Limited Partnership
             (Exact name of registrant as specified in its charter)

     Virginia                       0-14857                     04-2866287
--------------------------------------------------------------------------------
(State or other jurisdiction)      (Commission                (IRS Employer
     of incorporation              File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

Crystal Tree Commerce Center  -  North Palm Beach, Florida

      Disposition Date - May 14, 1999

      On May 14, 1999, PaineWebber Equity Partners One Limited Partnership ("the Partnership"), sold the wholly-owned property known as the Crystal Tree Commerce Center, located in North Palm Beach, Florida, to an unrelated third party for $10.55 million. The Partnership received net proceeds of approximately $6,690,000 from the sale of Crystal Tree after deducting closing costs of approximately $295,000, net closing proration adjustments of approximately $287,000 and the repayment of the outstanding first mortgage loan and accrued interest of $3,278,000. As a result of the sale, the Partnership will make a special distribution of $6,700,000, or $67 per original $1,000 investment, on or before June 15, 1999.

      The property's management and leasing team had been positioning Crystal Tree Commerce Center for sale by negotiating rental rates for new leases on a triple-net basis. This requires each tenant to be 100% responsible for its share of the property's operating expenses. As of March 31, 1999, leases representing 70% of the Center's leasable area were on a triple-net basis, up from 61% at the end of the prior quarter. With an occupancy level of 100% and a stable base of tenants, the Partnership believed this was an opportune time to sell the property.

      As previously reported, as part of its plan to market the property for sale, the Partnership selected a Florida real estate firm that is a leading seller of this type of property. Comprehensive sale efforts began in December 1998. As a result of these efforts, twelve offers were received. To reduce the prospective buyer's due diligence work and the time required to complete it, updated operating reports as well as environmental information on the property were provided to the top prospective buyers, who were then asked to submit best and final offers. Eight of these prospective buyers did so, and all of these offers were in excess of the property's 1998 year-end estimated value. After completing an evaluation of these offers and the relative strength of the prospective purchasers, the Partnership selected an offer and negotiated a purchase and sale agreement, which was signed on March 4, 1999. As described above, the transaction closed on May 14, 1999.

      As discussed further in the Partnership's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, management has been focusing on potential disposition strategies for the remaining investments in the Partnership's portfolio. Subsequent to the sale of Crystal Tree, the remaining investments consist of joint venture interests in the Warner/Red Hill Business Center, the 1881 Worcester Road Office Building and the 625 North Michigan Office Building. Although there are no assurances, it is currently contemplated that sales of the Partnership's remaining assets, which would be followed by a liquidation of the Partnership, could be completed by the end of calendar year 1999.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

     (1) Purchase and Sale Agreement by and between PaineWebber Equity Partners One Limited Partnership and Intervest Properties, Ltd., dated March 4, 1999.

                                    FORM 8-K

                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP




     (2)  First   Amendment  to  Purchase  and  Sale   Agreement  by  and  among
          PaineWebber Equity Partners One Limited Partnership and Intervest Properties, Ltd., dated April 1, 1999

     (3) Special Warranty Deed by PaineWebber Equity Partners One Limited Partnership and Intervest Properties, Ltd., dated May 14, 1999.

     (4) Bill of Sale by PaineWebber Equity Partners One Limited Partnership to Intervest-Crystal Tree Limited Partnership, dated May 14, 1999.

     (5) Assignment and Assumption of Contracts by and between PaineWebber Equity Partners One Limited Partnership and Intervest-Crystal Tree Limited Partnership, dated May 14, 1999.

     (6) Assignment and Assumption of Leases and Security Deposits by and between PaineWebber Equity Partners One Limited Partnership and Intervest-Crystal Tree Limited Partnership, dated May 14, 1999.

     (7)  Closing  Statement  -   Intervest-Crystal   Tree  Limited  Partnership
          acquisition from PaineWebber Equity Partners One Limited Partnership dated May 14, 1999.

                                    FORM 8-K

                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP




                                    SIGNATURE



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                PAINEWEBBER EQUITY PARTNERS
                                  ONE LIMITED PARTNERSHIP
                                        (Registrant)


                              By:  First Equity Partners, Inc.


                              By: /s/ Walter V. Arnold
                                  --------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer







Date:  May 25, 1999

                          PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
         PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP (SELLER)
                                      AND
                      INTERVEST PROPERTIES, LTD. (BUYER)

                                TABLE OF CONTENTS
                                                                       Page
                                                                       ----


ARTICLE 1     DEFINITIONS                                               1

ARTICLE 2     PURCHASE AND SALE                                         2

ARTICLE 3     PURCHASE PRICE, DEPOSIT AND ADJUSTMENTS                   2

ARTICLE 4     PRECLOSING OPERATION                                      5

ARTICLE 5     ACCESS, INSPECTION AND DILIGENCE                          6

ARTICLE 6     TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS             10

ARTICLE 7     CLOSING                                                   13

ARTICLE 8     CASUALTY AND CONDEMNATION                                 15

ARTICLE 9     BROKERAGE COMMISSIONS                                     16

ARTICLE 10    DEFAULT, TERMINATION AND REMEDIES                         17

ARTICLE 11    MISCELLANEOUS                                             17

ARTICLE 12    IRS FORM 1099-S DESIGNATION                               23

ARTICLE 13    SECTION 1031 EXCHANGE                                     23

SCHEDULE A  Legal  Description  of the Real Property
SCHEDULE B  Description  of Personal  Property
SCHEDULE C  Rent Roll
SCHEDULE D  1099  Designation  Agreement
SCHEDULE E  Form of  Tenant  Estoppel  Certificate
SCHEDULE F  Deposit  Escrow Agreement
SCHEDULE G  Form of Special  Warranty  Deed
SCHEDULE H  Form of Bill ofSale
SCHEDULE I  Form of Assignment and  Assumption of Leases
SCHEDULE J  Form ofAssignment  and  Assumption  of  Contracts
SCHEDULE K  Form of  Certificate  of Non-Foreign Status
EXHIBIT 5.2 Due Diligence Items

                          Purchase and Sale Agreement


      This Purchase and Sale Agreement (this Agreement) is entered into as of the 4th day of March, 1999 by and between Seller and Buyer, upon the following terms and conditions:


                                   ARTICLE 1
                                  DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:                  Intervest Properties, Ltd., an Oklahoma corporation
-----

SELLER:                 PaineWebber Equity Partners One Limited Partnership, a
------                  Virginia limited partnership

PROPERTY:               The Real Property and Personal Property constituting
--------                Crystal Tree Plaza, North Palm Beach, Florida

REAL PROPERTY:          The land as more particularly  described in Schedule A
-------------           attached hereto and the buildings,  structures,
                        improvements and fixtures (collectively, the
                        Improvements) now located thereon and the rights appurtenant thereto

PERSONAL PROPERTY:      The personal property,  described in    Schedule B
------------------      attached hereto,  to the extent  that such  personal
                        property  is owned by and in Sellers  possession  at the
                        Property,  together with all tenant leases and occupancy
                        agreements  affecting  the property  (the  Leases),  all
                        rights,  title and  interest  of Seller,  if any, in the
                        name of  Crystal  Tree  Plaza,  all  licenses,  permits,
                        warranties  in relation  to the  Property,  if any,  all
                        tenant deposits of every kind and nature  currently held
                        under  the  Leases  or  otherwise,  and  all  furniture,
                        fixtures,   equipment,  office  machines  and  computers
                        located on the Property and owned by Seller, and all janitorial or other supplies located on the Property and owned by Seller.

PURCHASE PRICE:               $10,850,000.00
--------------

TITLE COMPANY:                Lawyers Title Insurance Company
-------------

EXISTING LOAN:          The loan evidenced by Sellers  promissory
--------------          note  payable  to The  Prudential  Insurance  Company of
                        America in the original principal amount of $3,480,000 and secured by a first mortgage on the Property


                                   ARTICLE 2
                               PURCHASE AND SALE

      In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                   ARTICLE 3
                    PURCHASE PRICE, DEPOSIT AND ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount (as hereinafter defined) and such other adjustments herein contained.

      3.2 Buyer shall, within two (2) days after the execution of this Agreement, deposit with the Title Company the sum of Three Hundred Thousand Dollars ($300,000.00) (the Initial Deposit) to secure Buyers obligations under this Agreement. The Initial Deposit, the Additional Deposit (if any) as hereinafter defined and all interest earned thereon shall collectively be referred to herein as the Escrowed Amount. The Escrowed Amount shall be held by the Title Company pursuant to the terms of this Agreement and pursuant to the terms of the Deposit Escrow Agreement contained in Schedule F attached hereto and made a part hereof. Additionally, concurrently with the execution of this Agreement, Buyer shall deliver to Seller the sum of One Hundred Dollars ($100.00) (the Inspection Fee) as consideration for Buyers information review and property inspection rights set forth herein. The Inspection Fee shall remain the property of Seller in all instances.

      3.3 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date unless such items are paid directly by tenants to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior year shall be used for the purposes of prorating taxes on the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys and consultants fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent should shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Closing Date without Buyers prior written consent; provided, however, that Seller shall be entitled to continue its existing proceeding.

      3.4 Prepaid or past due amounts under any Contracts (as defined in Section
5.2 below) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. Seller shall provide notice to Buyer within five (5) days before the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Collected rents for the then current period; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. All tenant security and other deposits currently held under Leases or otherwise shall be delivered to Buyer at Closing or shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security and other deposits (for which Buyer was credited or paid at Closing) to tenants in accordance with the Leases (as hereinafter defined) and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

            3.6.1 All rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned (if and when collected by either party); provided, however, that Buyer shall proceed in a commercially reasonable manner consistent with Buyers customary practice for tenants owing past due rent to it to collect such uncollected rents from existing tenants listed on the Rent Roll (as hereinafter defined) for a period of six (6) months (the Buyers Collection Period); provided that Buyer shall not be obligated to commence suit against any tenant and Buyer shall first apply rents subsequently received to rent due and owing for rental periods accruing after the Closing Date. Buyer shall not settle or release (i) tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section 3.6.2 below, in each case, without Sellers prior written approval. Buyer shall provide Seller with written evidence of its collection efforts, such evidence shall include, but not be limited to providing copies of letters and invoices to tenants, copies of reports regarding follow-up efforts and cash receipts and aged delinquency reports. Buyer shall provide such written evidence of its collection efforts within fifteen (15) days of demand therefor provided that Seller may request such evidence no more than on a quarterly basis. Seller shall agree not to commence suit against tenants listed on the Rent Roll for obligations owed to it during Buyers Collection Period unless Buyer fails to fulfill its obligations under this Section 3.6.1.

            3.6.2 Seller shall retain all rights to all refunds, receivables, past due rent and claims, including, but not limited to, termination fees or damages from all former tenants or occupants of the Property which are not listed on the Rent Roll, causes of action and rights of reimbursement from third parties, bonds, accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Closing.

            3.6.3 In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyers option, those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.7 At the Closing, Seller shall pay the amount due for (a) state and county transfer tax (or any tax substituted therefor) imposed in connection with the consummation of the transaction contemplated hereby (the Transfer Tax); (b) recording charges for documents to clear title, evidence Sellers authority or enable Seller to convey; (c) Sellers attorneys fees; (d) charges necessary to issue the survey described in Section 6.1 below; (e) charges necessary to issue an owners policy of title insurance described in Section 6.1 below (but not the cost of a lenders policy or any endorsements) and (f) one-half (2) of the closing fee, if any.

      3.8 At the Closing, Buyer shall pay or reimburse Seller, as the case may be, for (a) any local tax or mortgage tax other than the Transfer Tax; (b) charges to record the deed, and evidence of Buyers existence or authority; (c) Buyers attorneys fees; (d) all costs related to Buyers due diligence, including, but not limited to the cost of any reliance letters and additional reports or inspections to supplement the Phase I Environmental Inspection Report and the Property Inspection Report obtained by Seller (each prepared by Dames & Moore);
(e) any and all fees or prepayment premiums incurred in connection with the prepayment of the Existing Loan, if any, not to exceed $300,000.00; and (f) one-half (2) of the closing fee, if any.

      3.9   The provisions of this Article 3 shall survive the Closing.


                                   ARTICLE 4
                             PRECLOSING OPERATION

      4.1 A rent roll prepared by Sellers property manager (the Rent Roll) containing a list of all current occupants of the Property is attached hereto as Schedule C. The Rent Roll will contain a list of security deposits currently held by Seller. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the Leases.

      4.2 Seller shall not, after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases, (ii) enter into or modify any service contracts, operating agreements, or reciprocal easement agreements,
(iii) alter the zoning classification of the Property or (iv) materially alter any Improvements, without the written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its denial of consent within five (5) business days after written request therefor from Seller, Buyer shall be deemed to have consented to such requested action. In the event Buyer denies its consent, Buyer shall specify its reasons for denial in its written notice thereof. In the event Sellers requested action with respect to a Lease is consented to or deemed consented to by Buyer, Buyer shall pay for tenant improvements and leasing commissions as disclosed on Sellers request for consent.

      4.3 At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.4 Buyer shall, by written notice to Seller, on or before the Diligence Date, identify any Contracts (as defined in Section 5.2 below) which it elects to have terminated. Buyer shall be deemed to have elected to assume any Contracts which Buyer does not elect to have terminated. Seller shall terminate any Contracts at Closing which are identified by Buyer as specified in this section as Contracts to be terminated at Closing, provided that such Contracts may be terminated without liability to Seller and provided that such Contracts are terminable on not more than thirty (30) days notice; provided, however that Seller shall be required to terminate the property management agreement if so requested. Seller shall pay any cancellation costs incurred in connection with all requested terminations of Contracts which are terminable on not more than thirty (30) days notice and the property management agreement, and Buyer shall pay any other cancellation costs.

      4.5 Seller shall use commercially reasonable efforts to obtain tenant estoppel certificates from all tenants currently occupying space under the Leases in the form attached hereto as Schedule E or such other form required or containing information required to be given under any Lease, as the case may be (each, an Estoppel Certificate). Seller shall not be obligated to expend more than nominal funds or commence litigation in pursuit of such estoppel certificates and Seller shall not be in default hereunder for the failure to obtain any tenant estoppel certificate.


                                   ARTICLE 5
                       ACCESS, INSPECTION AND DILIGENCE

      5.1 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours after one (1) day notice, which notice may be oral or written, to Seller (in each case subject to the rights of tenants under the
Leases) to make such reasonable investigations, studies, and tests as Buyer deems necessary or advisable; provided, however, that Buyer shall not be permitted to conduct physical testing or conduct interviews with tenants without Sellers prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall use its commercially reasonable efforts to make its personnel available for such inspections or interviews upon one (1) day notice, which notice may be oral or written, to Seller. Sellers prior written approval for physical inspections may be conditioned on receipt of a detailed description of the proposed physical inspection, a list of the contractors who will be performing the physical inspection, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection. Buyer may not interview tenants unless a duly authorized representative of Seller accompanies Buyer. Seller also agrees to make available to Buyer during normal business hours upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in Sellers files, if any, relating to the construction, operation and maintenance of the Property and the files of the current manager of the Property that relate to the Property.

      5.2 Simultaneously with Buyers delivery of the Initial Deposit to the Title Company, Seller shall provide Buyer with complete access to all the information and reports set forth on Exhibit 5.2, to the extent available and in Sellers possession and control at the Property and shall within one (1) business day after receipt by the Title Company of the Initial Deposit send to Buyer copies of the documents, contracts, leases and other materials listed on Exhibit
5.2 as items Nos. 1, 4, 5, 8, 9, and 10 (the Required Materials). In the event Seller does not so forward the Required Materials within one (1) business day after the Initial Deposit is made, the Diligence Date shall be extended by one
(1) day for each day beyond one (1) business day after the Initial Deposit that Seller delays in sending the Required Materials; provided, however, that Sellers cover letter forwarding the Required Materials shall be deemed to be conclusive evidence of the date that the Required Materials have been delivered for all purposes of this Section 5.2. Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations and warranties of Seller of any kind.

      5.3 Buyer shall promptly commence and actively pursue its due diligence on the Property and shall complete its due diligence no later than fifteen (15) business days after the date of this Agreement (the Diligence Date); provided, however, that Buyer may elect, by written notice to Seller given so that such notice is received by Seller before 5:00 pm on the Diligence Date, to extend the Diligence Date for a single period of no longer than seven (7) business days for the sole purpose of conducting a Phase II Environmental Inspection Report (the Phase II Report). Buyers notice shall set forth the date to which the Diligence Date is extended (which date shall not be later than seven (7) business days from the expiration of the Diligence Date) (the Extended Diligence Date); provided however that if the notice does not contain such a date, the Extended Diligence Date shall be the seventh (7th) business day after the Diligence Date. Buyers extension of the Diligence Date for the Phase II Report shall be deemed to be Buyers approval of all due diligence other than environmental matters. In the event that Buyers due diligence shall reveal any matters which are not acceptable to Buyer in Buyers sole and absolute discretion for any reason or for no reason, Buyer may elect, by written notice to Seller, received by Seller on or before 5:00 p.m. eastern time on the Diligence Date or Extended Diligence Date, as applicable, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event that Buyer has extended the Diligence Date and the Phase II Report reveals any environmental matters unacceptable to Buyer, Buyer may elect, by written notice to Seller (which notice shall include a detailed description of the issue together with copies of all such reports obtained), received by Seller on or before 5:00 p.m. eastern time on the Extended Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If Buyer does not so terminate this Agreement, Buyer shall deliver to the Title Company, on or before 2:00 p.m. eastern time on the business day following the Diligence Date or the day following the Extended Diligence Date if the Buyer so extends the diligence period, the sum of Three Hundred Thousand Dollars ($300,000.00) (the Additional Deposit). In the event Buyer does not terminate this Agreement by written notice received by Seller on or before the Diligence Date or the Extended Diligence Date, as the case may be, the Escrowed Amount and the Inspection Fee shall become nonrefundable except as otherwise provided in this Agreement or in default of any Seller obligations hereunder.

      Buyer acknowledges that as of the Closing it will have had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive the Closing hereunder except as expressly provided in this Agreement. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY SELLER TO BUYER AS IS, WITH ALL FAULTS, AND SUBSTANTIALLY IN ITS CURRENT CONDITION. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, NEITHER SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS NOT PREPARED BY SELLER, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS SUPPLIED TO BUYER, EXCEPT AS HEREIN PROVIDED IN WRITING. FURTHER, SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, BUYER ACKNOWLEDGES AND AGREES THAT THE INFORMATION MATERIALS PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES BUT NOT INCLUDING INFORMATION PREPARED BY SELLER) IS DELIVERED TO BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT), AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); AND THAT BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive the Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all Section 5.2 and Exhibit
5.2 items delivered to Buyer or Buyers agents, representatives or designees by Seller or Sellers agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all
materials   prepared  by  third-parties   obtained  in  connection  with  Buyers
diligence.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Each party hereto may discuss with and disclose to its directors, officers and employees, partners, accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Closing. Buyer and Seller do not contemplate issuing a press release. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller, respectively both as to timing and content. Buyer agrees that neither it nor any affiliate will acquire or enter into any agreement to acquire, either directly or indirectly any interest in Seller.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

      5.7 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.


                                   ARTICLE 6
                 TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS

      6.1 Promptly following the execution of this Agreement Seller shall provide Buyer with

            (a)   an ALTA as-built survey of the Real Property (the Survey); and

            (b) a commitment for a standard ALTA Owners Policy of Title Insurance (the Title Commitment).

      If (i) any matter disclosed on the Survey or (ii) matters listed as exceptions in the Title Commitment are not each satisfactory to Buyer, it shall, within ten (10) days following receipt of the Title Commitment, provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections, Seller shall so notify Buyer one (1) day prior to the expiration of the Diligence Date, and Buyer may terminate this Agreement as provided in Section 5.3 above or waive such objection and proceed to Closing. To enable Seller to convey, Seller may, at the Closing use the Purchase Price or any portion thereof to clear title. Those exceptions or title deficiencies that appear on the Title Commitment and are not objected to by Buyer shall be the Permitted Encumbrances.

      6.2 On the Closing Date, Seller shall convey by Special Warranty Deed to Buyer, title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a) The lien, if any, for real estate taxes not yet due and payable;

            (b) All matters listed on the Title Commitment and as would be disclosed on a current Survey and not objected to pursuant to
                  Section 6.1 above;

            (c)   All Leases disclosed to Buyer;

            (d) All zoning, building and other laws applicable to the Property; and

            (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

      6.3 At the Closing, Seller shall assign the Leases and Contracts which are not to be terminated and intangible property, if any, to Buyer and Buyer shall assume Sellers obligations thereunder from and after the Closing Date and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

      6.4   Representations and Warranties

            6.4.1 Seller hereby represents and warrants to Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. Seller is a limited partnership validly existing under the laws of the Commonwealth of Virginia with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of Seller and is, or will be if required on the Closing Date, properly qualified to do business in the jurisdiction in which the Property is located;

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Buyer) is a legal, solid and binding obligation of Seller enforceable against it in accordance with its terms; and

            (c) Governmental Notices. Except as otherwise disclosed in the environmental reports, Seller has not received any written notice from a government agency that the location, construction, occupancy, operation, and use of the Property (including any improvements and equipment forming any part thereof) violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometime collectively called Applicable Laws). Seller has not received any written notice from a governmental agency that the Property and Seller are currently subject to any existing pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment.

            6.4.2 The representations and warranties contained in Section 6.4.1(c) are hereby qualified to Sellers actual knowledge without further inquiry. Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence (including but not limited to tenant estoppel certificates). For purposes of Section 6.4.1 actual knowledge of Seller without further inquiry shall mean the actual awareness of Rock M. D'Errico provided that such individuals have no obligation to make further inquiry of any persons other than reasonable inquiry of its property manager. All representations or warranties made hereunder shall survive Closing for a period of thirty (30) days (the Survival Period).

            6.4.3 Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

            (a) Organization and Power. Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Oklahoma and has the requisite power and authority to enter into and perform the terms of this Agreement; and

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.


      6.5 The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to the following, each of which may be waived by
Buyer: (a) the representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date; (b) receipt of Estoppel Certificates from each tenant under a Lease of 3,500 square feet or more (collectively, the Anchors); and (c) receipt of Estoppel Certificates from tenants representing seventy-five percent (75%) of the leased space (on a square foot basis) in the Improvements excluding the space leased by Anchors. To the extent that a signed Estoppel Certificate as required hereunder is not available on the Closing Date, Seller may, in its sole discretion, substitute a representation and warranty from the Seller with respect to each such tenant which shall include the information set forth in Schedule E attached hereto.

Such representation and warranty shall survive the Closing for the Survival Period and shall be deemed to satisfy the requirement of an Estoppel Certificate under Section 6.5(b) or (c) above. In the event that a signed Estoppel Certificate as required hereunder is not available on the Closing Date and Seller elects not to substitute a representation and warranty, Buyer may elect, by written notice to Seller, received by Seller on or before 5:00 p.m. eastern time on the Closing Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      6.6 The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by Buyer in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                                   ARTICLE 7
                                    CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the Closing) shall occur at the offices of the Title Company, on the date that is thirty (30) days after the Diligence Date (the Closing Date). It is agreed that time is of the essence in this Agreement.

      7.2 On the Closing Date Seller shall deliver or cause to be delivered each of the following items to Buyer:

            (a) A duly executed and acknowledged Special Warranty Deed conveying the Real Property and the Improvements to Buyer in the form attached hereto as Schedule G;

            (b) Duly executed quitclaim bill of sale conveying the Personal Property to Buyer in the form attached hereto as Schedule H;

            (c)  Duly  executed   assignment   and  assumption  of  Leases  (the
      Assignment of Leases) in the form attached hereto as Schedule I;

            (d) Duly executed assignment and assumption of Contracts, and intangible property (the Assignment of Contracts) in the form attached hereto as Schedule J;

            (e) Transfer tax statements (or similar affidavits or forms), if required of the Seller by local law to effect transfer or recordation of the Special Warranty Deed;

            (f) Certificate or certificates of non-foreign status from Seller in the form attached hereto as Schedule K;

            (g) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanics or materialmen's liens from Buyers title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (h) Counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted (the Closing Statement);

            (i) Original tenant estoppel certificates, as required hereunder;

            (j) All business and accounting records pertaining to the operation of the Property in Sellers possession;

            (k) All original Leases and tenant correspondence in each case, if in Sellers possession;

            (l)   Keys to all locks which manager has in its possession;

            (m) Notice letters from Seller to tenants of the sale of the Property and assignment of the Leases; and

            (n) All documents customarily and reasonably required by Title Company confirming Sellers authority to sell the Property.

      7.3 On the Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for the Escrowed Amount;

            (b)   Duly executed Assignment of Leases;

            (c)   Duly executed Assignment of Contracts;

            (d)   Counterpart original of the Closing Statement; and

            (e) Such other instruments as Seller may reasonably request to effectuate the transaction contemplated by this Agreement.


                                   ARTICLE 8
                           CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date without a loss of any tenant or rent abatement or concessions for which Buyer shall be liable, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). For purposes of this subparagraph (b), substantially destroyed shall mean damage, in Sellers reasonable judgment, greater than $500,000.00 or damage which results in the vacation by any tenant of its occupancy or any part thereof in the Improvements.

      8.2 If any portion of or interest in the Property which would have an adverse impact on the ability to continue to own and operate the Property as the same is currently owned and operated or which interferes with the ingress or egress to and from the Property or which takes any parking spaces shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property which would have an adverse impact on the ability to continue to own and operate the Property as the same is currently owned and operated (each, an Eminent Domain Taking), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is five (5) days from Sellers notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.


                                   ARTICLE 9
                             BROKERAGE COMMISSIONS

      Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement other than RJS Realty Group (Sellers Agent). Seller will indemnify, defend and hold Buyer harmless from and against any claims of Sellers Agent for any commission, finders fee, or other compensation in connection with the transactions contemplated by this Agreement. Seller agrees to pay Sellers Agent its commission in accordance with a separate agreement between Seller and Sellers Agent.

      Buyer represents and warrants to Seller that Buyer has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement.

      Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any claims, losses, damages, costs, or expenses (including, but not limited to, reasonable attorneys fees) of any kind or character which arise as a result of breach of the foregoing representation and warranty. This Section 9 shall survive the Closing or earlier termination of the Agreement.


                                  ARTICLE 10
                       DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to Buyer on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date, Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel Sellers specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount.

      10.2 In the event that Buyer shall have failed in any material respect adverse to Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyers and Sellers reasonable estimate of such damages.

      10.3 In any action brought to enforce this Agreement, the prevailing party shall be entitled to recover its attorney fees and costs.



                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 Buyer may only assign or transfer its rights under this Agreement to an entity in which Buyer or an affiliate is a general partner or manager or which is owned, or controlled by Buyer or which owns or controls Buyer, provided that notice thereof, together with evidence of the affiliation is given to Seller no less than ten (10) days prior to Closing and provided that no such assignment shall relieve Buyer of its obligations hereunder. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) sent by telecopier or facsimile transmission with confirmation copy by notice methods (i), (ii) or (iii) above addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Buyer:

            Intervest Properties, Ltd.
            15 E. 5th Street
            Suite 2700
            Tulsa, Oklahoma 74103
            Attn: Dale A. Williams
            Telephone: (918) 587-0938
            Telecopy: (918) 583-0331


      with a copy to:

            Riggs, Abney, Neal, Turpen, Orbison & Lewis
            502 West 6th Street
            Tulsa, Oklahoma 74119
            Attention: Gary Neal, Esq.
            Telephone: (918) 587-3161
            Telecopy: (918) 587-2150


(2) If to Seller:

            PaineWebber Equity Partners One Limited Partnership
            c/o PaineWebber Properties Incorporated
            265 Franklin Street, 15th Floor
            Boston, MA 02110
            Attention: Mr. Rock M. D'Errico
            Telephone: (617) 439-8123
            Telecopy: (617) 345-8752


      with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention: Andrew C. Sucoff, Esq.
            Telephone: (617) 570-1995
            Telecopy: (617) 227-8591


(3) If to the Title Company:

            Lawyers Title Insurance Company
            One Washington Mall, 15th Floor
            Boston, Massachusetts 02108
            Attention: David M. Walker
            Telephone: (617) 619-4800
            Telecopy: (617) 619-4848

      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyers assignee or transferee).

      11.7 This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of Florida.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. Prior to the Diligence Date, Title Company is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyers written request, without joinder by Seller and not withstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section
5.3 above. From and after the Diligence Date the Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. If the Escrowed Amount is in the form of a letter of credit and the expiry thereof has not been extended, Title Company shall cause the letter of credit to be drawn upon and hold the proceeds as the Escrowed Amount. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) business days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's gross negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys fees of counsel retained by Title Company. Any such costs and expenses not paid by the parties after billing and supporting documentation by Title Company may be paid by Title Company out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors actions based upon fraud excluded. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by, through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities actions based upon fraud excluded.

      11.14 As used herein, the term business day shall mean any day other than on Saturday, Sunday, or federal holiday. If any date hereunder falls on a day which is other than a business day, it shall mean the next business day.

      11.15 Property Conveyed AS IS.

            (a) IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLERS WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF,
(XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY,
(XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY,
(XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLERS OR ITS PROPERTY MANAGERS SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYERS CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYERS INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE AS IS NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                                --------------
                               Buyer's Initials


                                  ARTICLE 12
                          IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the Designee) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the IRS) on IRS Form 1099-S; (2) to provide the
Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

                                  ARTICLE 13
                             SECTION 1031 EXCHANGE

      Either Seller or Purchaser may consummate the purchase of the Property as part of a so-called like kind exchange (the Exchange) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the Code), provided that; (i) the Closing shall not be delayed or adversely affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchasers or Sellers obligations under this Agreement; (ii) either Seller or Purchaser may effect the Exchange through a qualified intermediary so long as neither of their respective rights and obligations under this Agreement are adversely affected thereby; and (iii) neither Seller nor Purchaser shall be required to make an assignment of the purchase agreement for the exchanged property or be required to acquire or hold title to any real property for the purposes of consummating the Exchange. Neither Seller nor Purchaser shall, by this Agreement or acquiescence to the Exchange, (1) have their rights under this Agreement adversely affected or diminished in any manner, or (2) be responsible for compliance with or be deemed to have warranted to the other that the Exchange in fact complies with Section 1031 of the Code.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                             SELLER:

                             PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                             PARTNERSHIP, a Virginia limited partnership


                             By:  First Equity Partners, Inc., a Delaware
                                  corporation, its managing general partner

                             By:  /s/ Rock M. D'Errico
                                  --------------------
                                  Name:  Rock M. D'Errico
                                  Title:  Vice President


                             BUYER:

                             INTERVEST PROPERTIES, LTD., an Oklahoma corporation


                                By: /s/ Dale A. Williams
                                    --------------------
                                    Name: Dale A. Williams
                                    Title: President


                             TITLE COMPANY:

                             LAWYERS TITLE INSURANCE COMPANY


                                    By: /s/ David M. Walker
                                        -------------------
                                        Name:  David M. Walker
                                        Title:  National Title Officer

                 First Amendment to Purchase and Sale Agreement
                 ----------------------------------------------


      This First Amendment to Purchase and Sale Agreement (the First Amendment) is entered into as of this 1st day of April, 1999 by and among PaineWebber Equity Partners One Limited Partnership, a Virginia limited partnership (Seller) and Intervest Properties, Ltd., an Oklahoma corporation (Buyer), for the purpose of amending that certain Purchase and Sale Agreement dated as of March 4, 1999 (the Agreement) between Seller and Buyer with respect to the Property described therein known as Crystal Tree Plaza. Capitalized terms used in this First Amendment, if not otherwise defined, shall have the same meaning as in the Agreement.

      WHEREAS, Buyer has completed its due diligence on the Property; and

      WHEREAS, Seller and Buyer desire to amend the Agreement as set forth below:

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

      1.    Purchase  Price.  The  definition  of Purchase  Price  contained  in
            Article 1 of the Agreement is hereby deleted and $10,550,000.00 is substituted therefor.

      2. Due Diligence. Notwithstanding the extension of the Diligence Date to the Extended Diligence Date of April 5, 1999, Buyer hereby acknowledges that it has completed its due diligence on the Property (including, but not limited to its environmental inspections and receipt of its Phase II Report) and hereby waives any right to terminate the Agreement pursuant to Section 5.3 thereof.

      3. Additional Deposit. Buyer hereby agrees to deliver the Additional Deposit to the Title Company, on or before 2:00 p.m. eastern time on the first business day after the execution of this First Amendment.

      4. Closing Date. Pursuant to Section 7.1 of the Agreement, Buyer and Seller agree that the Closing Date is currently May 4, 1999. Notwithstanding the foregoing, Buyer shall have the one time right to extend the Closing Date for a period of up to twenty one (21) days. Buyers one time right to extend the Closing Date shall be exercised by giving Seller and Title Company written notice of such extension, at least three (3) business days prior to the Closing Date (the Extension Notice). To be effective, the Extension Notice must state the date to which the Closing has been extended and Buyer must deposit with the Title Company on or before 2:00 p.m. eastern time on the first business day after the date of the Extension Notice, an additional deposit of One Hundred and Fifty Thousand Dollars ($150,000.00) which shall be added to and become a part of the Escrowed Amount.

      5. Closing Deliveries. The first sentence of Section 6.5 of the Agreement is hereby amended to include the following and (d) receipt of an estoppel certificate, reasonably satisfactory to Buyer from North Palm Beach Properties, Inc., its successors or assigns, pertaining to that certain Agreement and Declaration dated March 11, 1969, as amended (the Declaration). Seller may also (but shall not be required to) satisfy the condition contained in subsection 6.5(d) above by (i) Seller providing the estoppel certificate under the Declaration, or (ii) affirmative title insurance reasonably acceptable to Buyer, or (iii) causing the Declaration to be amended, altered or annulled to address any of Buyers reasonable concerns thereunder.

      6. Agreement. The Agreement, as modified herein, remains in full force and effect and is hereby ratified and confirmed in all respects.

      Executed as a sealed instrument as of the date set forth above.

                             SELLER:

                             PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                             PARTNERSHIP, a Virginia limited partnership


                             By:  First Equity Partners, Inc., a Delaware
                                  corporation, its managing general partner

                             By:  /s/ Rock M. D'Errico
                                  --------------------
                                  Name:  Rock M. D'Errico
                                  Title:  Vice President


                             BUYER:

                             INTERVEST PROPERTIES, LTD., an Oklahoma corporation


                                By: /s/ Dale A. Williams
                                    --------------------
                                    Name: Dale A. Williams
                                    Title: President

                             Special Warranty Deed
                             ---------------------


      Know all men by these presents that, PaineWebber Equity Partners One Limited Partnership (Grantor), a Virginia limited partnership, for and in consideration of Ten Million Five Hundred Fifty Thousand Dollars ($10,550,000.00), in hand paid does hereby grant, bargain, sell, alien, convey, transfer and confirm unto Intervest-Crystal Tree Limited Partnership, an Oklahoma limited partnership (Grantee), the land and improvements legally described in Exhibit A attached hereto and incorporated herein.

      TO HAVE AND TO HOLD, the same unto the said Grantee, and assigns forever, with all appurtenances thereunto belonging, subject to and excepting all encumbrances and restrictions of record.

      WITNESS my hand and seal this 14th day of May, 1999.



                                    GRANTOR:

                                    PAINEWEBBER EQUITY PARTNERS ONE
                                    LIMITED PARTNERSHIP

                                    By:  First Equity Partners, Inc., a Delaware
                                    corporation, its managing general partner


                                    By: /s/ Rock M. D'Errico
                                        --------------------
                                        Name: Rock M. D'Errico
                                        Title: Vice President

                                   Exhibit A

      Legal Description of Real Property
      ----------------------------------


      Lots 1 and 2, GOLFVIEW ADDITION TO THE VILLAGE OF NORTH PALM BEACH, according to the Plat thereof, recorded in Plat Book 28, Page 199, of the Public Records of Palm Beach County, Florida; said lands situate, lying and being in Palm Beach County, Florida.

                                 Bill of Sale
                                 ------------


      This Bill of Sale is made as of this 14th day of May, 1999 from PaineWebber Equity Partners One Limited Partnership, a Virginia limited partnership, having an office at c/o PaineWebber Properties Incorporated, 265 Franklin Street, 15th Floor, Boston, Massachusetts 02110 (the Seller) to
Intervest-Crystal Tree Limited Partnership, an Oklahoma limited partnership, having an office at 15 E. 5th Street, Suite 2700, Tulsa, Oklahoma 74103 (the Buyer).

      WHEREAS, in connection with the conveyance of the real property commonly known as Crystal Tree Plaza, North Palm Beach, Florida (the Real Property), Seller is obligated to convey, transfer, set over and assign to Buyer all of the Sellers right, title and interest, if any, in and to all personal property owned by Seller located at the Real Property, but specifically excluding (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller (collectively Personal Property).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set over and assign unto Buyer the Personal Property in its as is condition without express or implied warranty of any kind or nature except as expressly set forth in the Purchase and Sale Agreement by and between Seller and Buyer, to have and to hold the same unto Buyer and the Buyers successors and assigns, forever.

      EXECUTED UNDER SEAL as of the date first written above.


                              SELLER:

                             PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                             PARTNERSHIP, a Virginia limited partnership


                             By:  First Equity Partners, Inc., a Delaware
                                  corporation, its managing general partner

                             By:  /s/ Rock M. D'Errico
                                  --------------------
                                  Name:  Rock M. D'Errico
                                  Title:  Vice President

                    Assignment and Assumption of Contracts
                    --------------------------------------


            THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (Assignment) is made and entered into effective this 14th day of May, 1999, by and between PaineWebber
Equity Partners One Limited Partnership, a Virginia limited partnership (Assignor) and Intervest-Crystal Tree Limited Partnership, an Oklahoma limited partnership (Assignee).

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in North Palm Beach, Florida, more particularly described on Exhibit A attached hereto and by this reference incorporated herewith (the Property).

      B. Assignor has previously, in its capacity as owner of the Property, entered into certain contracts with respect to the Property, which are currently in force and effect, as described in Exhibit B attached hereto and by this reference incorporated herewith (Contracts).

      C. Assignor now desires to assign and transfer to Assignee all of the Contracts for all purposes, and Assignee desires to accept the Contracts and all of Assignors right, title, interest and obligations in, to and under the Contracts, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Contracts and any security deposits paid pursuant thereto as set forth on Exhibit B to Assignee.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor under the Contracts from and after the date hereof.

      3. Counterparts. This Assignment may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same document.

      IN WITNESS WHEREOF, the undersigned parties have executed this Assignment as of the date first written above.


                                    ASSIGNOR:

                                    PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                                    PARTNERSHIP

                                    By:  First Equity Partners, Inc., a
                                         Delaware corporation, its
                                         managing general partner


                                    By:  /s/ Rock M. D'Errico
                                         --------------------
                                         Name:  Rock M. D'Errico
                                         Title:  Vice President



                                    ASSIGNEE:


                                    INTERVEST-CRYSTAL TREE LIMITED PARTNERSHIP

                                    By:  CT Holding Corp., a Nevada corporation,
                                         its general partner


                                         By:  /s/ Dale A. Williams
                                              --------------------
                                              Name:  Dale A. Williams
                                              Title:  President

           Assignment and Assumption of Leases and Security Deposits
           ---------------------------------------------------------



            THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS (Assignment) is made and entered into effective this 14th day of May, 1999, by and between
PaineWebber Equity Partners One Limited Partnership, a Virginia limited partnership (Assignor) and Intervest-Crystal Tree Limited Partnership, an Oklahoma limited partnership (Assignee).

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in North Palm Beach, Florida, more particularly described on Exhibit A attached hereto and by this reference incorporated herewith (the Property).

      B. Assignor has previously, in its capacity as owner of the Property, entered into certain occupancy leases at the Property, which are currently in force and effect, as described in Exhibit B attached hereto and by this reference incorporated herewith (Leases).

      C. Assignor now desires to assign and transfer to Assignee all of the Leases, together with any security deposits paid pursuant to the terms thereof and listed on Exhibit C attached hereto and made a part hereof for all purposes (Security Deposits), and Assignee desires to accept the Leases and all of Assignors right, title, interest and obligations in, to and under the Leases, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Leases and any security deposits paid pursuant thereto as set forth on Exhibit B and Exhibit C to Assignee.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor under the Leases from and after the date hereof.

      3. Counterparts. This Assignment may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same document.

      IN WITNESS WHEREOF, the undersigned parties have executed this Assignment as of the date first written above.


                              ASSIGNOR:

                                    PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                                    PARTNERSHIP

                                    By:  First Equity Partners, Inc., a
                                         Delaware corporation, its
                                         managing general partner


                                    By:  /s/ Rock M. D'Errico
                                         --------------------
                                         Name:  Rock M. D'Errico
                                         Title:  Vice President



                                    ASSIGNEE:


                                    INTERVEST-CRYSTAL TREE LIMITED PARTNERSHIP

                                    By:  CT Holding Corp., a Nevada corporation,
                                         its general partner


                                         By:  /s/ Dale A. Williams
                                              --------------------
                                              Name:  Dale A. Williams
                                              Title:  President

                                CLOSING STATEMENT
                                -----------------

                   Intervest-Crystal Tree Limited Partnership
                                acquisition from
               PaineWebber Equity Partners One Limited Partnership
                  Crystal Tree Plaza, North Palm Beach, Florida
                                  May 14, 1999

Funds Due to Seller
--------------------------------------------------------------------------------

Purchase Price                                                    $10,550,000.00

Deductions
               Escrow Deposits (with
                interest through
                5/13/99)*                $    751,904.64
               Rent                            88,158.70
               Taxes                           67,495.94
               Tenant Security Deposits        13,218.67
               Prepaid Rent and Utility
                Charges                       128,127.10
                                         ---------------
               Total Deductions          $  1,048,905.05          $ 1,048,905.05
                                         ===============

Additions
               Utility Security Deposits $      4,854.00
               Items Paid in Advance            4,744.67
                                         ---------------
               Total Additions           $      9,598.67          $     9,598.67

GROSS FUNDS DUE TO SELLER                                         $ 9,510,693.62
                                                                  ==============

Seller's Disbursements
               Mortgage Loan Payoff      $  3,277,694.19
               Seller's Closing Costs         294,776.63
                                         ---------------
               Total Seller's
                Disbursements            $  3,572,470.82          $ 3,572,470.82

NET FUNDS DUE TO SELLER                                           $ 5,938,222.80

Deposits Plus Interest Released by
  Title Company to Seller                                         $   751,904.64

TOTAL FUNDS DUE TO SELLER                                         $ 6,690,127.44


      *  interest to be updated by title co and paid outside of closing